                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        SENSIENT TECHNOLOGIES CORPORATION
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             (exact name of registrant as specified in its charter)

        Wisconsin                                       39-0561070
-----------------------------               ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

   777 East Wisconsin Avenue                           53202-5304
   Milwaukee, Wisconsin
----------------------------------------    ------------------------------------
(Address of principal executive offices)           (Zip Code)

    Sensient Technologies Corporation 2002 Non-Employee Directors Stock Plan
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                            (Full title of the plan)

                                 John L. Hammond
                  Vice President, Secretary and General Counsel
                        Sensient Technologies Corporation
                            777 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-5304
                                 (414) 271-6755
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(Name, address and telephone number, including area code, of agent for service)

                                With a copy to:

                           Elizabeth Pagel Serebransky
                              Debevoise & Plimpton
                                 919 3rd Avenue
                            New York, New York 10022
                                 (212) 909-6000
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                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED                  PROPOSED
                                  AMOUNT TO            MAXIMUM                   MAXIMUM               AMOUNT OF
TITLE OF SECURITIES TO BE            BE             OFFERING PRICE               AGGREGATE            REGISTRATION
        REGISTERED                REGISTERED          PER SHARE               OFFERING PRICE              FEE
-------------------------      -------------        --------------            --------------          -------------
Common Stock, $.10 par         30,000 shares          $23.01 (1)                $690,300 (1)            $63.51 (1)
value

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Sensient Technologies Corporation Common Stock as reported on the New York Stock Exchange on March 26, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The document or documents containing the information specified in
Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been previously filed by Sensient Technologies Corporation (the "Company") (formerly Universal Foods Corporation) with the Commission and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2001, which includes certified financial statements as of and for the year ended December 31, 2001.

     2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

     3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated December 29, 1976, as amended by Form 8-A dated July 16, 1986, and any other amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


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          Pursuant to the Wisconsin Business Corporation Law and the Company's
Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of the State of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf of the Company or its shareholders, for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's Bylaws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

          The exhibits listed on the Exhibit Index attached hereto have been filed (except where otherwise indicated) as part of this Registration Statement:

ITEM 9. UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with

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

respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 1st day of April, 2002.

                                        SENSIENT TECHNOLOGIES CORPORATION

                                   By:  /s/ John L. Hammond
                                        ---------------------------------
                                        John L. Hammond
                                        Vice President, Secretary
                                        and General Counsel

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated below.*

          Each person whose signature appears below constitutes and appoints Kenneth P. Manning and John L. Hammond, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, the rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.



---------------------------
*  Each of these signatures is affixed as of April 1, 2002.

/s/ Kenneth P. Manning                Chairman of the Board, President and Chief
----------------------------------    Executive Officer (Principal Executive
Kenneth P. Manning                    Officer)

/s/ Richard F. Hobbs                  Vice President, Chief Financial Officer
----------------------------------    and Treasurer
Richard F. Hobbs

/s/ Stephen J. Rolfs                  Vice  President, Controller and Chief
----------------------------------    Accounting Officer
Stephen J. Rolfs

/s/ Richard A. Abdoo                  Director
----------------------------------
Richard A. Abdoo

/s/ Michael E. Batten                 Director
----------------------------------
Michael E. Batten

/s/ John F. Bergstrom                 Director
----------------------------------
John F. Bergstrom

/s/ Dr. Fergus M. Clydesdale          Director
----------------------------------
Dr. Fergus M. Clydesdale

/s/ James A. D. Croft                 Director
----------------------------------
James A. D. Croft

/s/ Alberto Fernandez                 Director
----------------------------------
Alberto Fernandez

/s/ James L. Forbes                   Director
----------------------------------
James L. Forbes

/s/ William V. Hickey                 Director
----------------------------------
William V. Hickey

/s/ Essie Whitelaw                    Director
----------------------------------
Essie Whitelaw

/s/ Robert J. O'Toole                 Director
----------------------------------
Robert J. O'Toole


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

                                  EXHIBIT INDEX
                   SENSIENT TECHNOLOGIES CORPORATION FORM S-8
                  RELATING TO SENSIENT TECHNOLOGIES CORPORATION
                     2002 Non-Employee Directors Stock Plan

                                                                                    Incorporated Herein by              Filed
Exhibit No.                             Description                                   Reference From                   Herewith
    4.1           Amended and Restated Articles of Incorporation of        Exhibit 3.1 to Quarterly Report on Form
                  Sensient Technologies Corporation, as amended April      10-Q for the fiscal quarter ended March
                  26, 2001                                                 31, 2001 (Commission File No. 1-7626)
    4.2           By-Laws of Sensient Technologies Corporation             Exhibit 3.2 to Quarterly Report on Form
                                                                           10-Q for the fiscal quarter ended March
                                                                           31, 2001 (Commission File No. 1-7626)
   23(a)          Consent of Deloitte & Touche LLP                                                                          X
     24           Powers of Attorney (Included in Part II as part of the                                                    X
                  signature page to this Registration Statement)
     99           Sensient Technologies Corporation 2002 Non-Employee      Exhibit 10.1(w) to Annual Report on Form
                  Directors Stock Plan                                     10-K for the year ended December 31, 2001
                                                                           (Commission File No. 1-7626)


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